Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FISCAL 2018 SECOND QUARTER FINANCIAL RESULTS

Clarksville, Indiana — May 8, 2018. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $1.6 million, or $0.69 per diluted share, for the three months ended March 31, 2018 compared to net income of $2.2 million, or $0.94 per diluted share, for the three months ended March 31, 2017. During the three months ended March 31, 2018, the Company recognized merger-related expenses of $921,000, net of taxes, associated with its acquisition of the Odon, Indiana-based First National Bank of Odon (“FNBO”). Excluding the merger-related expenses, net of taxes, the Company would have reported net income of $2.6 million (non-GAAP measure)(1) and net income per diluted share of $1.08 (non-GAAP measure)(1) for the three months ended March 31, 2018.

On February 9, 2018, the Bank completed its acquisition of FNBO. As part of the transaction, the Bank acquired net loans of $34.5 million and assumed net deposits of $91.8 million. In accounting for the acquisition, $2.1 million was assigned to a core deposit intangible and $1.6 million in goodwill was recorded.

Net interest income increased $1.5 million for the three months ended March 31, 2018 as compared to the same period in 2017. Interest income increased $1.9 million when comparing the two periods due primarily to an increase in the average balance of interest-earning assets of $133.7 million, from $777.1 million for 2017 to $910.8 million for 2018, and an increase in the average tax-equivalent yield, from 4.43% for 2017 to 4.59% for 2018. Interest expense increased $391,000 due to an increase in the average balance of interest-bearing liabilities of $90.7 million, from $642.2 million for 2017 to $732.9 million for 2018, and an increase in the average cost of interest-bearing liabilities, from 0.64% for 2017 to 0.78% for 2018.

The Company recognized $371,000 in provision for loan losses for the three months ended March 31, 2018, due primarily to an increase of $31.3 million in the loan portfolio (excluding loans acquired in the FNBO transaction) during the three-month period, as compared to $375,000 of provision for loan losses recognized for the same period in 2017. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, decreased $1.0 million, from $3.9 million at September 30, 2017 to $2.9 million at March 31, 2018. The Company recognized net charge-offs of $18,000 for the three months ended March 31, 2018 as compared to net charge-offs of $76,000 for the same period in 2017.

Noninterest income increased $706,000 for the three months ended March 31, 2018 as compared to the same period in 2017. The increase was due primarily to increases in the net gain on sale of loans guaranteed by the U.S. Small Business Administration (“SBA”) of $539,000 and other income of $198,000, and the recognition of a $226,000 impairment loss on a tax credit investment during the quarter ended March 31, 2017 (there was no comparable loss in 2018). These increases were partially offset by a decrease in the net gain on trading account securities of $270,000. The net gain on sales of loans guaranteed by the SBA was $1.5 million for the three months ended March 31, 2018 as compared to $949,000 for the same period in 2017. The net loss on trading account securities was $59,000 for the three months ended March 31, 2018 as compared to a net gain of $211,000 for the same period in 2017. The decrease in net gain (loss) on trading account securities is due to market volatility in the municipal bond sector during the three months ended March 31, 2018. The increase in other income is primarily attributable to increased servicing income on SBA-guaranteed loans.

Noninterest expense increased $2.3 million for the three months ended March 31, 2018 as compared to the same period in 2017. The increase was due primarily to increases in data processing, compensation and benefits, occupancy and equipment, professional fees, and other operating expenses of $896,000, $751,000, $232,000, $198,000 and $162,000, respectively, which included merger related expenses as provided in the table below.

	Data	Compensation	Occupancy	Professional	Other
(In thousands)	Processing	& Benefits	& Equipment	Fees	Operating
Increase	$896	$751	$232	$198	$162
Less: Merger-Related	839	83	69	207	29
	$57	$668	$163	$(9)	$133

The increase in compensation and benefits expense (excluding nonrecurring merger-related expense) is attributable to the addition of new employees to support the growth of the Company, including its SBA lending activities, post-merger compensation for the retained FNBO employees, and normal salary and benefits adjustments. The increase in occupancy and equipment expense (excluding nonrecurring merger-related expense) is primarily attributable to increases in repairs, maintenance and software licensing expenses.

The Company recognized income tax expense of $338,000 for the three months ended March 31, 2018, for an effective tax rate of 13.2%, as compared to income tax expense of $413,000, for an effective tax rate of 15.8%, for the same period in 2017. The decrease in the effective tax rate is due primarily to a reduction in the Company’s statutory federal income tax rate from 34.0% to 24.5% as a result of the Tax Cuts and Jobs Act enacted in December 2017, and net income attributable to noncontrolling interests of $576,000, which is pass-through income not subject to income tax at the entity level. The Company files federal income tax returns on a fiscal year basis and as result of Internal Revenue Code regulations, the Company’s federal income tax rate for the tax year ending September 30, 2018 is based on a blended rate of 24.5%.

(1) Non-GAAP net income and net income per diluted share excludes certain nonrecurring items. A reconciliation to GAAP and discussion of the use of non-GAAP measures is included in the table at the end of this release.

Results of Operations for the Six Months Ended March 31, 2018 and 2017

The Company reported net income of $5.1 million, or $2.14 per diluted share, for the six months ended March 31, 2018 compared to net income of $4.5 million, or $1.94 per diluted share, for the six months ended March 31, 2017. During the six months ended March 31, 2018, the Company recognized merger related expenses of $945,000, net of taxes. Excluding the merger related expenses, net of taxes, the Company would have reported net income of $5.9 million (non-GAAP measure)(1) and net income per diluted share of $2.49 (non-GAAP measure)(1) for the six months ended March 31, 2018.

Net interest income increased $2.6 million for the six months ended March 31, 2018 as compared to the same period in 2017. Interest income increased $3.3 million when comparing the two periods due primarily to an increase in the average balance of interest-earning assets of $126.7 million, from $758.1 million for 2017 to $884.8 million for 2018, and an increase in the average tax-equivalent yield from 4.47% for 2017 to 4.59% for 2018. Interest expense increased $742,000 due to an increase in the average balance of interest-bearing liabilities of $87.7 million, from $633.3 million for 2017 to $721.0 million for 2018, and an increase in the average cost of interest-bearing liabilities, from 0.65% for 2017 to 0.78% for 2018.

The Company recognized $833,000 in provision for loan losses for the six months ended March 31, 2018, due primarily to growth in the loan portfolio, as compared to $681,000 of provision for loan losses recognized for the same period in 2017. The loan portfolio increased $62.2 million for the six months ended March 31, 2018 (excluding loans acquired in the FNBO transaction) as compared to an increase of $31.1 million for the same period in 2017. The Company recognized net charge-offs of $61,000 for the six months ended March 31, 2018 as compared to net charge-offs of $85,000 for the same period in 2017.

Noninterest income increased $1.7 million for the six months ended March 31, 2018 as compared to the same period in 2017. The increase was due primarily to increases in the net gain on sale of loans guaranteed by the SBA of $1.2 million, other income of $236,000 and the net gain on trading account securities of $162,000. The net gain on sales of loans guaranteed by the SBA was $3.0 million for the six months ended March 31, 2018 as compared to $1.8 million for the same period in 2017. The net gain on trading account securities was $91,000 for the six months ended March 31, 2018 as compared to a net loss of $71,000 for the same period in 2017. The increase in other income is primarily attributable to increased servicing income on SBA-guaranteed loans.

Noninterest expense increased $3.1 million for the six months ended March 31, 2018 as compared to the same period in 2017. The increase was due primarily to increases in data processing, compensation and benefits, occupancy and equipment, professional fees, and other operating expenses of $869,000, $1.2 million, $374,000, $366,000 and $298,000, respectively, which included merger related expenses as provided in the table below.

	Data	Compensation	Occupancy	Professional	Other
(In thousands)	Processing	& Benefits	& Equipment	Fees	Operating
Increase	$869	$1,221	$374	$366	$298
Less: Merger-Related	839	83	72	217	43
	$30	$1,138	$302	$149	$255

The increase in compensation and benefits expense (excluding nonrecurring merger-related expense) is attributable to the addition of new employees to support the growth of the Company, including its SBA lending activities, post-merger compensation for the retained FNBO employees, and normal salary and benefits adjustments. The increase in occupancy and equipment expense (excluding nonrecurring merger-related expense) is primarily attributable to increases in repairs, maintenance and software licensing expenses. The increase in professional fees expense (excluding nonrecurring merger-related expense) is primarily attributable to third-party loan review engagements and increased performance-based investment advisor fees on the trading account portfolio.

The Company recognized income tax expense of $960,000 for the six-months ended March 31, 2018, for an effective tax rate of 14.4% as compared to income tax expense of $1.1 million, for an effective tax rate of 19.4%, for the same period in 2017. The decrease in the effective tax rate is due primarily to a reduction in the Company’s statutory federal income tax rate from 34.0% to 24.5% as a result of the enacted Tax Cuts and Jobs Act, and net income attributable to noncontrolling interest of $663,000, which is pass-through income not subject to income tax at the entity level.

(1) Non-GAAP net income and net income per diluted share excludes certain nonrecurring items. A reconciliation to GAAP and discussion of the use of non-GAAP measures is included in the table at the end of this release.

Comparison of Financial Condition at March 31, 2018 and September 30, 2017

Total assets increased $117.4 million, from $891.1 million at September 30, 2017 to $1.0 billion at March 31, 2018. Loans increased $96.0 million due primarily to continued growth in the commercial real estate and SBA loan portfolios, as well as loans acquired in the FNBO transaction. Total deposits increased $89.4 million due primarily to deposit accounts assumed in the FNBO transaction and included increases in noninterest-bearing deposit accounts and interest-bearing deposit accounts of $66.4 million and $23.0 million, respectively, despite a $23.6 million decrease in brokered certificates of deposit. Borrowings from the Federal Home Loan Bank increased $26.1 million in order to fund loan growth.

Common stockholders’ equity increased $2.1 million, from $93.1 million at September 30, 2017 to $95.2 million at March 31, 2018, due to retained net income of $4.4 million, partially offset by net unrealized losses of $2.6 million on the available for sale securities portfolio. At March 31, 2018, the Company and Bank were considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank has sixteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Leavenworth, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
OPERATING DATA:	2018	2017	2018	2017
(In thousands, except share and per share data)

Total interest income	$10,146	$8,219	$19,572	$16,230
Total interest expense	1,423	1,032	2,796	2,054

Net interest income	8,723	7,187	16,776	14,176
Provision for loan losses	371	375	833	681

Net interest income after provision for loan losses	8,352	6,812	15,943	13,495

Total noninterest income	2,567	1,861	5,473	3,736
Total noninterest expense	8,359	6,066	14,741	11,606

Income before income taxes	2,560	2,607	6,675	5,625
Income tax expense	338	413	960	1,094

Net income	2,222	2,194	5,715	4,531

Less: Net income attributable to noncontrolling interest	576	-	663	-

Net income attributable to First Savings Financial Group, Inc.	$1,646	$2,194	$5,052	$4,531

Net income per share, basic	$0.73	$0.99	$2.26	$2.05
Weighted average shares outstanding, basic	2,251,425	2,220,773	2,239,823	2,212,955

Net income per share, diluted	$0.69	$0.94	$2.14	$1.94
Weighted average shares outstanding, diluted	2,370,260	2,344,419	2,363,606	2,336,746

Performance ratios (three- and six-month data annualized):
Return on average assets	0.68%	1.06%	1.08%	1.11%
Return on average common stockholders' equity	6.83%	10.23%	10.65%	10.54%
Interest rate spread	3.81%	3.79%	3.81%	3.82%
Net interest margin	3.97%	3.90%	3.96%	3.93%
Efficiency ratio (1)	62.96%	65.41%	60.50%	63.99%

	March 31,	September 30,	Increase
FINANCIAL CONDITION DATA:	2018	2017	(Decrease)
(In thousands, except per share data)

Total assets	$1,008,554	$891,133	$117,421
Cash and cash equivalents	39,030	34,259	4,771
Investment securities	198,206	188,152	10,054
Loans held for sale	22,109	25,635	(3,526)
Gross loans	691,305	594,548	96,757
Allowance for loan losses	8,864	8,092	772
Interest earning assets	941,706	832,856	108,850
Goodwill	9,514	7,936	1,578
Core deposit intangibles	2,583	693	1,890
Noninterest-bearing deposits	162,704	96,283	66,421
Interest-bearing deposits	596,083	573,099	22,984
FHLB borrowings	144,223	118,065	26,158
Total liabilities	912,727	798,018	114,709
Stockholders' equity	95,164	93,115	2,049

Book value per share	$41.76	$41.52	$0.23
Tangible book value per share (1)	36.45	37.68	(1.23)

Non-performing assets:
Nonaccrual loans	$2,850	$3,823	$(973)
Accruing loans past due 90 days	15	93	(78)
Total non-performing loans	2,865	3,916	(1,051)
Foreclosed real estate	-	852	(852)
Troubled debt restructurings classified as performing loans	9,585	7,041	2,544
Other nonperforming assets	11	-	11
Total non-performing assets	$12,461	$11,809	$652

Asset quality ratios:
Allowance for loan losses as a percent of
total gross loans	1.28%	1.36%	-0.08%
Allowance for loan losses as a percent of
nonperforming loans	309.39%	206.64%	102.75%
Nonperforming loans as a percent of total gross loans	0.41%	0.66%	-0.24%
Nonperforming assets as a percent of total assets	1.24%	1.33%	-0.09%

(1) See non-GAAP financial measures for additional information relating to calculation of this item

NON-GAAP FINANCIAL MEASURES:

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
Net Income	2018	2017	2018	2017
(In thousands, except per share data)
Net income attributable to First Savings Financial Group, Inc. (Non-GAAP)	$2,567	$-	$5,875	$-
Less: Merger-related expenses, net of tax effect	(921)	-	(945)	-
Less: Effect of adjustment to deferred taxes due to tax law change	-	-	122	-
Net income attributable to First Savings Financial Group, Inc. (GAAP)	$1,646	$-	$5,052	$-

	Three Months Ended		Six Months Ended
	March 31,		March 31,
Net Income per Share, Diluted	2018	2017	2018	2017

Net income per share, diluted (non-GAAP)	$1.08	$-	$2.49	$-
Less: Merger-related expenses, net of tax effect	(0.39)	-	(0.40)	-
Less: Effect of adjustment to deferred taxes due to tax law change	-	-	0.05	-
Net income per share, diluted (GAAP)	$0.69	$-	$2.14	$-

	Three Months Ended		Six Months Ended
	March 31,		March 31,
Efficiency Ratio	2018	2017	2018	2017
(In thousands)
Noninterest expense (GAAP)	$8,359	$6,066	$14,741	$11,606

Net interest income (GAAP)	8,723	7,187	16,776	14,176

Noninterest income (GAAP)	2,567	1,861	5,473	3,736

Efficiency ratio	74.04%	67.04%	66.25%	64.79%

Noninterest expense (GAAP)	$8,359	$6,066	$14,741	$11,606
Less: Merger-related expenses	(1,251)	-	(1,281)	-
Noninterest expense less merger-related expenses (Non-GAAP)	7,108	6,066	13,460	11,606

Net interest income (GAAP)	8,723	7,187	16,776	14,176

Noninterest income (GAAP)	2,567	1,861	5,473	3,736
Less: Loss on tax credit investment	-	226	-	226
Noninterest income less loss on tax credit investment (Non-GAAP)	$2,567	$2,087	$5,473	$3,962

Efficiency ratio (excluding nonrecurring items)	62.96%	65.41%	60.50%	63.99%

	March 31,	September 30,
Tangible Book Value Per Share:	2018	2017
(In thousands, except share and per share data)

Stockholders' equity (GAAP)	$95,164	$93,115
Less: goodwill and core deposit intangibles	(12,097)	(8,629)
Tangible equity (Non-GAAP)	83,067	84,486

Shares outstanding	2,279,021	2,242,454

Tangible book value per share (Non-GAAP)	$36.45	$37.68

Book value per share (GAAP)	$41.76	$41.52